UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2009

APPLE REIT NINE, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-53603	26-1379210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Nine, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report in accordance with Item 1.01 and Item 2.01 of Form 8-K.

Item 1.01.	Entry into a Material Definitive Agreement.

On April 7, 2009, we caused one of our indirect wholly-owned subsidiaries, Apple Nine Ventures Ownership, Inc. (“A9V”), to enter into a lease of the land described below in Item 2.01 (the “Lease”). The Lease is with Chesapeake Operating, Inc. (“tenant”), a subsidiary of Chesapeake Energy Corporation (“CHK”). CHK is a guarantor of the Lease. The Lease has a term of 40 years with five renewal options of five years each and annual rent ranging from approximately $15.5 million to $27.4 million with the average annual rent over the initial term being $21.8 million. Payments under the Lease are required to be made monthly in advance. Currently, the tenant is using over 40% of the sites for natural gas production and anticipates using the remaining land for natural gas production. Under the Lease, the tenant is responsible for all operating costs associated with the land including, maintenance, insurance, property taxes, environmental, zoning, permitting, etc. and the tenant is required to maintain the land in good condition.

The tenant does not have any material relationship with us or our subsidiaries, other than through the Lease and the purchase and sale contract discussed in Item 2.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On April 7, 2009, A9V, completed the Preliminary Closing under the terms of that certain purchase and sale contract dated January 21, 2009, as amended (the “Purchase Contract”) between Chesapeake Land Development Company, L.L.C., a subsidiary of CHK (“CLDC”) and A9V, for the purchase of approximately 417 acres of land located on 113 sites in the Ft. Worth, Texas area. The purchase price for the land was approximately $147 million. The Preliminary Closing provides equitable title to A9V. The recorded fee simple title will be completed by the Outside Final Closing Deadline which is the earlier of November 30, 2009 or the completion of platting each of the sites with the relevant localities. CLDC and CHK, have no material relationship with us or our subsidiaries, other than through the Purchase Contract and the Lease discussed above in Item 1.01.

The purchase price was funded by our ongoing offering of Units (with each Unit consisting of one common share and one Series A preferred share).

Additional information regarding the Purchase Contract is set forth in our Form 8-K dated January 21, 2009 and filed with the Securities and Exchange Commission on January 22, 2009, which is incorporated herein by reference. The Purchase Contract is incorporated by reference to exhibit 10.69 to the Company’s Post Effective Amendment Number 2 to Form S-11 filed with the Securities and Exchange Commission on January 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Nine, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

April 10, 2009

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